January 5, 2006 Restatement of Financial Results Exhibit 99.3

Forward Looking Statements
This presentation includes “forward-looking statements” within the meaning of the federal securities laws. Words such as “believes,”
“estimates,” “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions, as they relate to BancGroup
(including its subsidiaries or its management), are intended to identify forward-looking statements. The forward-looking statements in these reports are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition to factors mentioned elsewhere in this report or previously disclosed in BancGroup’s SEC reports
(accessible on the SEC’s website at www.sec.gov or on BancGroup’s website at www.colonialbank.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive:
• deposit attrition, customer loss, or revenue loss in the ordinary course of business;
• increases in competitive pressure in the banking industry;
• costs or difficulties related to the integration of the businesses of BancGroup and institutions it acquires are greater than expected;
• the inability of BancGroup to realize elements of its strategic plans for 2005 and beyond;
• changes in the interest rate environment which expand or reduce margins or adversely affect critical estimates as applied and projected returns on investments;
• economic conditions affecting real estate values and transactions in BancGroup’s market and/or general economic conditions, either nationally or regionally, that are less favorable then expected;
• natural disasters in BancGroup’s primary market areas result in prolonged business disruption or materially impair the value of collateral securing loans;
• management’s assumptions and estimates underlying critical accounting policies prove to be inadequate or materially incorrect or are not borne out by subsequent events;
• strategies to manage interest rate risk may yield results other than those anticipated;
• changes which may occur in the regulatory environment;
• a significant rate of inflation (deflation);
• acts of terrorism or war; and
• changes in the securities markets.
Many of these factors are beyond BancGroup’s control. The reader is cautioned not to place undue reliance on any forward looking statements made by or on behalf of BancGroup. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. BancGroup does not undertake any obligation to update or revise any forward-looking statements.

Net Interest Income
($ in millions)
$188
$177
$167
$158
$150
$144
$133
$131
$130
$185
$174
$163
$154
$145
$139
$129
$126
$127
$120
$130
$140
$150
$160
$170
$180
$190
$200
3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05
Originally Reported As Restated

Net Interest Margin Improvement
3.83%
3.78%
3.72%
3.68%
3.64%
3.60%
3.58%
3.53%
3.43%
3.78%
3.72%
3.64%
3.58%
3.53%
3.49%
3.45%
3.41%
3.36%
3.10%
3.20%
3.30%
3.40%
3.50%
3.60%
3.70%
3.80%
3.90%
3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05
Originally Reported As Restated

5 Outlook 2006 Diluted earnings per share is expected to be within the range of the January 4, 2006 street EPS estimates 2006 Estimates January 4, 2006 Street EPS Range $1.67 – $1.75 Mean $1.71